UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2012
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Rock-Tenn Company
(Exact name of registrant as specified in its charter)
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Georgia	001-12613	62-0342590
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

504 Thrasher Street, Norcross, Georgia	30071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 448-2193

(Former name or former address, if changed since last report.)
________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off- Balance Sheet Arrangement of the Registrant

On September 11, 2012, Rock-Tenn Company (the “Company”) and the Guarantors (defined therein) entered into an indenture (the “Indenture”) with The Bank of New York Mellon Trust Company, N.A., as trustee, in connection with the Company’s issuance of $350 million aggregate principal amount of 3.500% senior notes due 2020 and $350 million aggregate principal amount of 4.000% senior notes due 2023 (the “Notes”). The Notes were offered only to persons in the United States and to, or for the account or benefit of, U.S. persons, in each case that are qualified institutional buyers in accordance with the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside the United States in accordance with Regulation S under the Securities Act. The Notes are guaranteed on an unsecured, unsubordinated basis by certain of the Company’s existing and future domestic subsidiaries.

The Company used the net proceeds from the offering to prepay a portion of the outstanding loans under its then current credit facility and to pay costs and expenses relating to such prepayment, including accrued and unpaid interest thereon. The Company has repaid approximately $288.0 million outstanding under its then current revolving credit facility, approximately $345.5 million outstanding under its then current term loan A facility and approximately $54.5 million outstanding under its then current term loan A2 facility.

The Notes have not been registered under the Securities Act or the securities laws of any jurisdiction and may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

On September 11, 2012, the Company and the initial purchasers of the Notes entered into a registration rights agreement (the “Registration Agreement”) regarding the Notes pursuant to which the Company agreed, among other things, to file an exchange offer registration statement with the Securities and Exchange Commission.

The Indenture is filed as Exhibit 4.1 to this Form 8-K and incorporated herein by reference. The description of the material terms of the Indenture and the Notes are qualified in their entirety by reference to such exhibit.

The Registration Agreement is filed as Exhibit 4.2 to this Form 8-K and incorporated herein by reference. The description of the material terms of the Registration Agreement are qualified in their entirety by reference to such exhibit.

Item 8.01. Other Events

On September 11, 2012, the Company issued a press release relating to the closing of its private offering of the Notes.

That press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)         Exhibits

4.1
Indenture, dated as of September 11, 2012, by and among Rock-Tenn Company, the Guarantors (as defined therein) and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the $350 million aggregate principal amount of 3.500% senior notes due 2020 and $350 million aggregate principal amount of 4.000% senior notes due 2023 of Rock-Tenn Company.

4.2
Registration Rights Agreement, dated as of September 11, 2012, by and among Rock-Tenn Company, the Guarantors (as defined therein), and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC, as representatives of the several Initial Purchasers, relating to the $350 million aggregate principal amount of 3.500% senior notes due 2020 and $350 million aggregate principal amount of 4.000% senior notes due 2023 of Rock-Tenn Company.

99.1
Press Release, dated September 11, 2012, relating to the closing of Rock-Tenn Company’s private offering of $350 million aggregate principal amount of 3.500% senior notes due 2020 and $350 million aggregate principal amount of 4.000% senior notes due 2023 of Rock-Tenn Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCK-TENN COMPANY (Registrant)

Date: October 1, 2012	By:	/s/ Steven C. Voorhees
Steven C. Voorhees
Executive Vice-President, Chief Financial Officer And Chief Administrative Officer (Principal Financial Officer)

INDEX TO EXHIBITS

Exhibit Number and Description

4.1
Indenture, dated as of September 11, 2012, by and among Rock-Tenn Company, the Guarantors (as defined therein) and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the $350 million aggregate principal amount of 3.500% senior notes due 2020 and $350 million aggregate principal amount of 4.000% senior notes due 2023 of Rock-Tenn Company.

4.2
Registration Rights Agreement, dated as of September 11, 2012, by and among Rock-Tenn Company, the Guarantors (as defined therein), and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC, as representatives of the several Initial Purchasers, relating to the $350 million aggregate principal amount of 3.500% senior notes due 2020 and $350 million aggregate principal amount of 4.000% senior notes due 2023 of Rock-Tenn Company.

99.1
Press Release, dated September 11, 2012, relating to the closing of Rock-Tenn Company’s private offering of $350 million aggregate principal amount of 3.500% senior notes due 2020 and $350 million aggregate principal amount of 4.000% senior notes due 2023 of Rock-Tenn Company.